EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Forms S-8 (File Nos. 33-27867 and 33-56671) of Diversified Corporate Resources, Inc. and Subsidiaries of our reports dated May 24, 2005 relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K of Diversified Corporate Resources, Inc. for the years ended December 31, 2004 and 2003.

Pender Newkirk & Company

Certified Public Accountants

Tampa, Florida

June 27, 2005